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                                                                      Exhibit 16


                                                           [GRANT THORNTON LOGO]
ACCOUNTANTS AND BUSINESS ADVISORS



     May 19, 2003


     Securities and Exchange Commission
     Washington, D.C. 20549

     RE:  Advanced Financial, Inc.
          File No. 0-19485

     Dear Sir or Madam:

     We have read Item 4 of the Form 8-K-A/1 of Advanced Financial, Inc. dated May 13, 2003, and agree with the statements concerning our Firm contained therein.


     Very truly yours,



     /s/ Grant Thornton LLP




Suite 1900
1101 Walnut Street
Kansas City, MO 64106
T 816-471-1520
F 816-472-8160
W www.grantthornton.com

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